UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2014

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1030 E. Washington Street
Indianapolis, IN 46202
(Address of principal executive offices, including zip code)
(888) 888-5478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 6, 2014, the Board of Directors (the “Board”) of Angie’s List, Inc. (the “Company”) unanimously elected David B. Mullen as an independent, Class II director to fill the vacancy in that class effective as of June 9, 2014. Mr. Mullen’s term will expire with the terms of the other Class II directors at the 2016 annual meeting of stockholders. Further, following adoption by the Board of a resolution increasing the size of the Audit Committee from three to four directors, the Board appointed Mr. Mullen to serve on the Audit Committee effective as of June 9, 2014 and until his successor is duly qualified and elected or his earlier death, disqualification, resignation or removal.
As a director of the Company and member of its Audit Committee, Mr. Mullen will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2014. This compensation generally consists of an annual retainer in the amount of $30,000 for his service on the Board, an annual retainer in the amount of $6,500 for his service on the Audit Committee, and an annual equity grant with a value of $130,000, all as prorated for this and any other partial year of service.
A copy of the press release announcing the election of Mr. Mullen is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated June 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 9, 2014